Exhibit 8.2

BY EMAIL Macquarie Leasing Pty Limited Level 6 50 Martin Place Sydney NSW 2000 Australia Attention: The Directors

Allen & Overy

Level 25

85 Castlereagh Street

Sydney NSW 2000

Australia

PO Box R1256

Royal Exchange

Sydney NSW 1225

Tel +61 (0)2 9373 7700

Fax +61 (0)2 9373 7710

Direct +61 (0)2 9373 7791

karolina.popic@allenovery.com

Our ref            0097430-0000096 AU:6042183.5

23 December 2015

Dear Sirs,

SMART ABS Series Trusts – Opinion as to certain tax matters in relation to the Registration Statement on Form SF-3

INTRODUCTION

We have acted as legal advisers to Macquarie Leasing Pty Limited ABN 38 002 674 982 (the Depositor) in connection with the preparation of the registration statement on Form SF-3 with the registration number 333-207127 (the Registration Statement) and the form of the prospectus forming a part thereof (the Prospectus), filed by the Depositor with the United States Securities and Exchange Commission (the Commission) under the Securities Act of 1933 of the United States of America, as amended (the Securities Act), relating to the offer and sale of certain series of asset-backed notes (the US$ Notes).

Capitalised terms used, but not defined, in this Opinion have the meanings given to them in the Prospectus.

This Opinion is confined solely to matters of the laws applying in the State of New South Wales and the Australian Capital Territory (the Opinion Law and an Opinion Jurisdiction) including the laws of the Commonwealth of Australia. To the extent expressly provided in this Opinion, we have considered the laws applying in other Australian jurisdictions and believe our conclusions in relation to them to be correct.

This Opinion is given on the basis that we have no obligation to notify any addressee or recipient of this Opinion of any change in the Opinion Law or its application after the date of this Opinion.

OPINION

On the basis of and subject to (a) the foregoing matters, (b) the assumptions set out in Schedule 2, and (c) the reservations, qualifications and observations set out in Schedule 3 at the date of this Opinion, we hereby adopt and confirm the opinions set forth in those parts of the Prospectus that describe the taxation laws of Australia (namely the sections headed “Australian Tax Considerations” and “Australian Tax Matters” (together, the Taxation Law Sections)).

GENERAL

This Opinion is addressed to the addressee solely for its own benefit in relation to the issue of the US$ Notes and the other transactions contemplated by the Registration Statement and the documents listed in Schedule 1 (the Opinion Documents). It must not be used or relied upon by the addressee for any other purpose.

We consent to the filing of this Opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm in the Taxation Law Sections and under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission.

Yours faithfully

/s/ Allen & Overy

Allen & Overy

SCHEDULE 1

OPINION DOCUMENTS

The following documents are the Opinion Documents:

1.	the Prospectus;

2.	The SMART ABS Trusts Master Trust Deed dated 11 March 2002 between the Macquarie Securitisation Management Pty Limited and Permanent Custodians Limited, the rights and obligations of which were assumed by Perpetual Trustee Company Limited pursuant to the Deed of Assumption, as amended;

3.	The SMART ABS Trusts Master Security Trust Deed dated 27 February 2007 between Macquarie Securitisation Management Pty Limited, Perpetual Trustee Company Limited and P.T. Limited, as amended;

4.	The SMART ABS Trusts Master Sale and Servicing Deed dated 27 February 2007 between Macquarie Securitisation Management Pty Limited, Perpetual Trustee Company Limited and Macquarie Leasing Pty Limited, as amended;

5.	form of the Trust Creation Deed to which Perpetual Trustee Company Limited is a party;

6.	form of the Series Supplement between Macquarie Securitisation Management Pty Limited, Perpetual Trustee Company Limited, Macquarie Bank Limited and Macquarie Leasing Pty Limited (the Series Supplement);

7.	form of the General Security Deed between, amongst others, Macquarie Securitisation Management Pty Limited, Perpetual Trustee Company Limited and P.T. Limited;

8.	form of the Fixed Rate Swap Agreement between, amongst others, Perpetual Trustee Company Limited and Macquarie Securitisation Management Pty Limited;

9.	form of the Currency Swap Agreement between, amongst others, Perpetual Trustee Company Limited and Macquarie Securitisation Management Pty Limited;

10.	form of the US$ Note Trust Deed between, amongst others, Macquarie Leasing Pty Limited, Macquarie Securitisation Management Pty Limited and Perpetual Trustee Company Limited;

11.	form of the US Trust Agency Agreement between, amongst others, Macquarie Securitisation Management Pty Limited and Perpetual Trustee Company Limited; and

12.	form of the Regulation AB Compliance Agreement between, amongst others, Perpetual Trustee Company Limited, Macquarie Securitisation Management Pty Limited, Macquarie Leasing Pty Limited and Macquarie Bank Limited,

which form part of the Registration Statement filed by the Depositor with the Commission under the Securities Act.

SCHEDULE 2

ASSUMPTIONS

1.	General

1.1	Our Opinion is subject to the assumptions set out in the Taxation Law Sections.

2.	Accuracy and enforceability of Opinion Documents

2.1	The Opinion Documents which are referred to in Schedule 1 as being a “form of” will be entered into by the parties thereto in substantially the same form as set out in the Registration Statement.

2.2	Each of (a) the Tax Sharing Deed dated 19 December 2007 between, amongst others, Macquarie Group Limited (as amended by the Amending Deed (MGL Tax Sharing Deed) dated 4 February 2014), (b) the Indirect Tax Sharing Deed dated 3 September 2010 between, amongst others, Macquarie Group Limited, and (c) the Tax Funding Deed dated 19 December 2007 between, amongst others, Macquarie Group Limited (as amended by the Amending Deed (MGL Tax Funding Deed) dated 4 February 2014) remains in full force and effect, none of the terms of any of those documents have been amended, varied or waived in whole or in part, nor has any of those documents been terminated or repudiated.

2.3	The Issuer Trustee will accede to each of the documents referred to in Assumption 2.2 upon the relevant Trust being constituted.

2.4	The Opinion Documents, when entered into, (together with (a) the Deed of Assumption The SMART Trusts Master Trust Deed dated 27 February 2007 between Macquarie Securitisation Management Pty Limited and Perpetual Trustee Company Limited, and (b) the Deeds of Accession) represent and contain the entirety of the transactions entered into by the parties to the Opinion Documents in or in connection with the issue of the Notes and the provisions of the Opinion Documents have not been waived or varied in whole or in part.

2.5	No party to an Opinion Document has terminated or repudiated any term of the Opinion Documents or accepted any such termination or repudiation by another party or, in each case, purported to do so.

3.	Restrictions on issue of Notes

3.1	The US$ Notes will only be issued in accordance with the restrictions contained in the Series Supplement, US$ Note Trust Deed and Underwriting Agreement to investors permitted under the terms of those documents (each such investor, a Relevant Investor).

SCHEDULE 3

RESERVATIONS

1.	General

1.1	Our Opinion is subject to the reservations, qualifications and observations set out in the Taxation Law Sections.

2.	Current law

2.1	This Opinion is governed by and is to be construed in accordance with the Opinion Law as at the date of this Opinion. We express no opinion herein with regard to any system of law other than the Opinion Law as currently applied by the courts of the Opinion Jurisdiction. Neither do we express any opinion as to the laws of any other country or jurisdiction. None of the opinions expressed in this Opinion will be affected by the laws (including the public policy) or any relevant requirements of any jurisdiction outside the Opinion Jurisdiction.

3.	Accuracy and enforceability of Opinion Documents

3.1	We have not been responsible for the investigation or verification of, nor do we express any view on, the accuracy or reasonableness of any facts, statements and/or assumptions contained in any of the documents listed in Schedule 1 to this Opinion nor have we attempted to determine whether any material information has been omitted therefrom.

3.2	We express no opinion as to the execution, validity or enforceability of the Opinion Documents.

4.	Limitations of information in the Preliminary Prospectus and the Final Prospectus

4.1	The Prospectus does not and does not purport to contain a full description of the legal issues discussed in it and in particular the Taxation Law Sections do not summarise all possible Australian tax ramifications of the purchase, ownership and disposition of the US$ Notes. The Taxation Law Sections are at best only a summary of the provisions of relevant laws which give rise to material Australian tax consequences, from the perspective of a Relevant Investor, in the context of the purchase, ownership and disposition of the US$ Notes.

4.2	In regard to the Taxation Law Sections, there is a risk that the operation of Australian tax law as described in those sections could be successfully challenged by the Australian Taxation Office or altered by a change in law, interpretation or application (which may apply retroactively to a completed transaction).